WRITTEN STATEMENT OF THE VICE PRESIDENT

           AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SS. 1350



     Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Vice President and Chief Financial Officer of Badger Paper Mills, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.




/s/ William H. Peter
----------------------------------
William H. Peters
March 3, 2003

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